                                                                     EXHIBIT 2.2

                                 ACQUISITION OF
                           NITRONE SCIENTIFIC, INC. BY
                        PRIME PHARMACEUTICAL CORPORATION

                        AGREEMENT AND PLAN OF ACQUISITION

This acquisition Agreement ("Agreement") is entered into by and among Prime Pharmaceutical Corporation ("PRIME"), an Ontario, Canada Corporation, Nitrone Scientific, Inc. (NITRONE) a Florida Corporation and UTEK Corporation, a Delaware Corporation ("UTEK").

WHEREAS, UTEK owns 93% of the outstanding shares of the capital stock of NITRONE; and

WHEREAS, NITRONE has negotiated with the David Becker and has acquired, the exclusive Canadian license (for the fields of use described in the License Agreement contained in Exhibit A) to develop and market a proprietary Azulenyl Nitrone Spin Trapping technology WIPO # 97/19054; Inventor: David Becker.

WHEREAS, the parties desire to provide for the terms and conditions upon which NITRONE will be acquired by PRIME in a tax free, stock for stock exchange ("Reorganization") in accordance with the respective corporation laws of their states, upon consummation of which the assets and business of NITRONE will be owned by PRIME, and all issued and outstanding shares of capital stock of NITRONE will be exchanged for common stock of PRIME with terms and conditions as set forth more fully herein; and

WHEREAS, for federal income tax purposes, it is intended that the Reorganization qualify as a tax-free reorganization within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:


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                                    ARTICLE 1
                         STOCK FOR STOCK REORGANIZATION

         1.01     The Acquisition

         (a) Acquisition. Subject to the terms and conditions of this Agreement, at the Effective Time, as defined below, NITRONE shall be acquired by PRIME in accordance with the laws of the respective states and the provisions of this Agreement. The constituent corporations to this acquisition are PRIME and NITRONE.

         (b) Effective Time. The acquisition shall become effective ("Effective Time") upon the execution of this Agreement.

         1.02 Conversion of Stock. At the Effective Time, by virtue of the Acquisition and without any action on the part of the shareholders of the Constituent Corporations:

         (a) All of the shares of NITRONE stock that are issued and outstanding at the Effective Time shall be exchanged for 735,000 shares of common stock of PRIME which by agreement of the shareholders of NITRONE shall be issued as follows:

                  (i)      to UTEK Corporation: 683,550 shares

                  (ii)     to David Becker: 51,450 shares.

         1.03     Effect of Acquisition.

         (a) Rights in NITRONE Cease. At and after the Effective Time, the holder of each certificate of common stock of NITRONE shall cease to have any rights as a shareholder of NITRONE.

         (b) Closure of NITRONE Stock Records. From and after the Effective Time, the stock transfer books of NITRONE shall be closed, and there shall be no further registration of stock transfers on the records of NITRONE.

         1.04 Closing. Subject to the terms and conditions of this Agreement, the Closing of the transaction shall take place on or before May 7, 2002, ("Closing Date") with the conveyance to follow unless extended by mutual consent of the parties in writing.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.01 General Representations and Warranties of UTEK and NITRONE. UTEK and NITRONE represent and warrant to PRIME that the facts set forth below are true and correct:

         (a) Organization. NITRONE and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective States, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the Articles of Incorporation, bylaws and all minutes of NITRONE have been provided to PRIME and such documents are presently in effect and have not been amended or modified.

         (b) Authorization. The execution of this Agreement and the consummation of the Reorganization and the other transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of NITRONE and the Board of Directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and NITRONE and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The authorized capital of NITRONE consists of 1,000,000 shares of common stock, par value $.01 per share; at the date hereof, 1,000 shares of common stock were issued and outstanding. UTEK owns all of the 1,000 shares in NITRONE. All issued and outstanding shares of common stock of NITRONE have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. NITRONE is not authorized to issue any preferred stock. All dividends on NITRONE stock which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring it to issue any shares of NITRONE common stock or securities convertible into shares of NITRONE's common stock to anyone for any reason whatsoever. None of the NITRONE stock is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         (d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Reorganization and the transactions contemplated hereby will not violate any obligation to which NITRONE or UTEK is a party and will not create a default hereunder; and this Agreement constitutes a legal, valid and binding obligation of NITRONE, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. To the best knowledge of NITRONE or UTEK, there are no suits, actions or proceedings pending or threatened which seek to enjoin the Reorganization or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets, prospects, the Patent, the License, the Sponsored Research Agreement, or the results of the operations of NITRONE.

         (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by NITRONE or UTEK with the terms or provisions hereof nor all other documents or agreements contemplated hereby and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, NITRONE's or UTEK's corporate charters or bylaws, the Patent Application, the License (as defined below), Sponsored Research Agreement, or any agreement, contract, instrument, order, judgment or decree to which NITRONE is a party or by which NITRONE or any of its assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects its assets or business.

         (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by NITRONE and UTEK or performance of the obligations of NITRONE and UTEK hereunder or under any other agreement to which NITRONE or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Patent, the License, Sponsored Research Agreement, or any other material right, privilege, license or agreement relating to NITRONE or its assets or business.

         (h) Title to Assets. The License Agreement to be executed with the David Becker and NITRONE is contained in Exhibit A. This will be the sole asset of NITRONE. NITRONE will have by the conveyance date good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever. All of the tangible assets of NITRONE have been operated in accordance with customary operating practices generally acceptable in its industry to which and have been maintained and are in good working order and repair in the ordinary course of business, subject only to reasonable and ordinary wear and tear; and

         (i)      Intellectual Property

                  i. The TECHNOLOGY is owned by David Becker. David Becker has all foreign rights, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent application with respect to the Invention listed in Exhibit A hereto; and

                  ii. The TECHNOLOGY was invented by David Becker while he was at Florida International University, and the university has assigned their foreign interest in the TECHNOLOGY to David Becker; and

                  iii. The License Agreement to be executed by and between David Becker and NITRONE, covering the invention is legal, valid, binding and will be enforceable in accordance with its terms as contained in Exhibit A.

                  iv. All of the tangible assets of NITRONE have been operated in accordance with customary operating practices generally acceptable in the industry.

                  v. PRIME acknowledges and understands that NITRONE and UTEK make no representations and provide no assurances that the intellectual property rights contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of others, and

                  vi. PRIME acknowledges and understands that except as otherwise expressly set forth in this Agreement, NITRONE and UTEK makes no representations and extends no warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of said patent application rights, and

         (j) Liabilities of NITRONE. NITRONE has no assets, no liabilities or obligations of any kind, character or description except those created by the Agreement with DAVID BECKER, copies of which have been provided to PRIME (Exhibit A). NITRONE acknowledges and agrees to pay the David Becker the $62,500 upfront Consulting fee at the time of Closing.

         (k) Financial Statements. The unaudited financial statements of NITRONE, including a Balance Sheet attached as (Exhibit B) and in all respects is complete and correct and present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. NITRONE has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of NITRONE except as specifically set forth in NITRONE's Licensing and Research and Development Agreements with DAVID BECKER

         (l) Taxes. All returns, reports, statements and other similar filings required to be filed by NITRONE with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of NITRONE for taxes for the periods, property or events covered thereby; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from NITRONE by any taxing authority, have been properly paid. NITRONE has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is NITRONE a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. NITRONE has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. NITRONE has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon NITRONE. NITRONE is not and has never been a party to any tax sharing agreements with any other person or entity.

         (m) Absence of Certain Changes or Events. From May 7, 2002 until the Closing Date, NITRONE has not, and without the written consent of PRIME, it will not have:

                  (i) Sold, encumbered, assigned let lapsed or transferred any of its material assets including without limitation its intellectual property, or its License or any other material asset; or

                  (ii) Amended or terminated the License or other material contract or done any act or omitted to do any act which would cause the breach of the License or any other material contract; or

                  (iii) Suffered any damage, destruction or loss whether or not in control of NITRONE; or

                  (iv) Made any commitments or agreements for capital expenditures or otherwise; or

                  (v) Entered into any transaction or made any commitment not disclosed to PRIME; or

                  (vi) Incurred any material obligation or liability for borrowed money

                  (vii) Suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise) assets or liabilities or business of NITRONE.

         (n) Material Contracts. Exhibit A contains a true and complete list of all contracts. A complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral to which it is a party or is bound ("Contracts"), has been provided to PRIME and such agreements are in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of NITRONE in accordance with their respective terms and will continue to be valid and enforceable following the Reorganization. NITRONE is not in default of any of the Contracts. In addition:

                  (i) There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to NITRONE; and

                  (ii) There are no outstanding operating agreements, lease agreements or similar agreements by which NITRONE is bound; and

                  (iii) The complete License Agreement, and International Patent have been provided to PRIME; and

                  (iv) Except as set forth in (iii) above, there are no outstanding licenses to or from others of any intellectual property and trade names; and

                  (v) There are not outstanding contracts or commitments to sell, lease or otherwise dispose of any of NITRONE's property; and

                  (vi)     There are no breaches of any Contract

         (o) Compliance with Laws. NITRONE is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         (p) Litigation. To the best knowledge of NITRONE there is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against NITRONE, the License Agreement or the Research and Development Agreement affecting its assets or business (financial or otherwise), and NITRONE is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (q) Employees. NITRONE has no and never had any employees. NITRONE is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. NITRONE is not in violation of any law, regulation relating to employment of employees.

         (r) Neither NITRONE nor UTEK has any knowledge of any existing or threatened occurrence, action or development, which could cause a material adverse effect on NITRONE or its business, assets or condition (financial or otherwise) or prospects.

         (s) Employee Benefit Plans. NITRONE states that there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated herein result in any obligation or liability to any present or former employee.

         (t) Books and Records. The books and records of NITRONE are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

         (u) Full Disclosure. All representations or warranties of UTEK and NITRONE are true, correct and complete in all material respects to the best of our knowledge on the date hereof and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date.

         2.02 General Representations and Warranties of PRIME. PRIME represents and warrants to UTEK and NITRONE that the facts set forth are true and correct.

         (a) Organization. PRIME is a corporation duly organized, validly existing and in good standing under the laws of its State, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

         (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby have been duly authorized by the Board of Directors of PRIME; no other corporate action on their respective parts is necessary in order to execute, deliver, consummate and perform their obligations hereunder; and they have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         (c) Capitalization. The aggregate number of shares of common stock that PRIME is authorized to issue is unlimited without par value, and 12,244,372 shares of common stock are issued and outstanding, at no par value, at the Effective Time of the Acquisition. All issued and outstanding shares of common stock of PRIME have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

         (d) Binding Effect. The execution, delivery, performance and consummation of the Reorganization and the transactions contemplated hereby will not violate any obligation to which PRIME is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of PRIME, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor's rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

         (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Reorganization or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of PRIME.

         (f) Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by PRIME with the terms or provisions thereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

         (g) Consents. Assuming the correctness of UTEK's and NITRONE's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to PRIME or its assets or business.

         (h) Financial Statements. The unaudited financial statements of PRIME as attached hereto are incorporated here by reference (Exhibit C) present fairly its financial position and the results of its operations on the dates and for the periods shown therein; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. PRIME has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of PRIME except as specifically set forth in the PRIME financial statements.

         (i) Full Disclosure. All representations or warranties of PRIME are true, correct and complete in all material respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them herein or in the exhibits hereto or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements therein not misleading in any material respect in light of the circumstances in which they were made.

         (j) Compliance with Laws. PRIME is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

         (k) Litigation. To the best knowledge of PRIME there is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or threatened against PRIME materially affecting its assets or business (financial or otherwise), and PRIME is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

         (l) PRIME has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on PRIME or its business, assets or condition (financial or otherwise) or prospects.

         2.03 Investment Representations of UTEK. UTEK represents and warrants to PRIME that:

         (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the shares ("Shares") of common stock of PRIME pursuant to the Acquisition. It is able to bear the economic risk of the investment in the Shares, including the risk of a total loss of the investment in the Shares. The receipt of the Shares is for its own account and is for investment and not with a view to the distribution thereof. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares. All information that it has supplied to PRIME is true and correct. It has conducted all investigations and due diligence concerning PRIME to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of PRIME concerning the Shares and the business and financial condition of and prospects for PRIME, and the officers and directors of PRIME have adequately answered all questions asked and made all relevant information available to them. UTEK is an "accredited investor," as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended.

         (b) Stock Transfer Restrictions. UTEK acknowledges that the PRIME Stock will not be registered and UTEK will not be permitted to sell or otherwise transfer the PRIME Stock in any transaction in contravention of the following legend, which will be imprinted in substantially the follow form on the PRIME
Stock:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT UNLESS UTEK


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

CORPORATION OBTAINED AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                                   ARTICLE III
                          TRANSACTIONS PRIOR TO CLOSING

         3.01 Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its Board of Directors and when necessary its shareholders and obtain approval thereof. Copies of corporate actions taken shall be provided to each party.

         3.02 Access to Information. Each party agrees to permit upon reasonable notice the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

         3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Reorganization and the transactions contemplated hereby.

         3.04 Covenants. Except as permitted in writing, each party agrees that it will:

         (a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Reorganization; and

         (b) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Reorganization or the transactions contemplated hereby or upon the business, assets or results of operations; and

         (c) Not modify its corporate structure, except as necessary or advisable in order to consummate the Reorganization and the transactions contemplated hereby.


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

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.01 The obligation of the parties to consummate the Reorganization and the transactions contemplated hereby are subject to the following conditions that may be waived to the extent permitted by law:

         (a) Each party must obtain the approval of its Board of Directors and such approval shall not have been rescinded or restricted; and

         (b) Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Reorganization and the transactions contemplated hereby; and

         (c) There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated hereby or challenge the right, title and interest of UTEK in the NITRONE stock or the right of NITRONE or UTEK to consummate the Reorganization contemplated hereunder; and

         (d) The representations and warranties of the parties shall be true and correct in all material respects at the Effective Time; and

         (e) The License and Consulting Agreement are valid and in full force and effect without any default therein.

         (f) PRIME shall have received at or within 5 days of Closing Date each of the following:

                  i. the stock certificates representing the NITRONE Stock, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

                  ii. such contracts, files and other data and documents pertaining to NITRONE's business as PRIME may reasonably request;

                  iii. copies of the general ledgers and books of account of NITRONE, and all federal, state and local income, franchise, property and other tax returns filed by NITRONE since inception of NITRONE;

                  iv. certificates of (i) the Secretary of State as to the legal existence and good standing, as applicable, (including tax) of NITRONE in Florida;

                  v. the original minute books of NITRONE, including the articles or certificate of incorporation and bylaws of NITRONE, and all other documents filed therein;

                  vi. all consents, assignments or related documents of conveyance to give PRIME the benefit of the transactions contemplated hereunder;

                  vii. such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of PRIME and NITRONE, and

                  viii. such other documents, instruments or certificates as PRIME, or their counsel may reasonably request.

         (g) PRIME shall have completed due diligence of NITRONE to PRIME's satisfaction in their sole discretion.

         (h) PRIME shall receive the resignation effective the Closing Date of each Director and officer of NITRONE.

         (i) UTEK shall have received at or within 5 days of Closing Date the following:

                  i. The stock certificates representing 735,000 shares of PRIME common stock issued as follows:

                           a)       UTEK Corporation: 683,550 shares

                           b)       David Becker: 51,450 shares

                                    ARTICLE V
                                   LIMITATIONS

         5.01     Survival of Representations and Warranties.

         (a) The representations and warranties made by UTEK and NITRONE shall survive for a period of one (1) year after Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such one (1) year period.

         (b) The representations and warranties made by PRIME shall survive for a period of one (1) year after Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such one (1) year period.

         5.02 Limitations on Liability. Notwithstanding any other provision hereto the contrary, neither party hereto shall be liable to the other party for any cost,


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

damage, expense, liability or loss under this indemnification provision until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $500, and then such liability shall apply only to matters in excess of $500.

         (A)      Indemnification.

                  i. Indemnification by UTEK. UTEK agrees to defend, indemnify and hold PRIME harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs, and expenses (including attorneys' fees and expenses) (collectively, "Losses") arising out of or resulting from a misrepresentation, breach or warranty, or breach or non-fulfillment of any covenant of NITRONE or UTEK contained herein or in the Schedules or Exhibits annexed hereto or in any other documents or instruments furnished or to be furnished by NITRONE or UTEK pursuant hereto or in connection with the transaction contemplated hereby.

                  ii. Indemnification by PRIME. PRIME agrees to defend, indemnify and hold UTEK harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs, and expenses (including attorneys' fees and expenses) (collectively, "Losses") arising out of or resulting from a misrepresentation, breach or warranty, or breach or non-fulfillment of any covenant of PRIME or contained herein or in the Schedules or Exhibits annexed hereto or in any other documents or instruments furnished or to be furnished by PRIME pursuant hereto or in connection with the transaction contemplated hereby.

                                   ARTICLE VI
                                    REMEDIES

         6.01 Specific Performance. Each party's obligations under this agreement is unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

         6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                   ARTICLE VII
                                   ARBITRATION

In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties hereto, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution thereof, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that all arbitration shall be conducted in Tampa, Florida, unless the parties mutually agree to the contrary. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by PRIME, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

                                  ARTICLE VIII
                         TRANSACTIONS FOLLOWING CLOSING

PRIME acknowledges and agrees to provide to UTEK on a timely basis, unaudited quarterly financial statements and such other financial information that UTEK may request.

                                   ARTICLE IX
                                  MISCELLANEOUS

No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties hereto. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties. This Agreement shall be binding upon and enure to the benefit of the parties and their respective permitted successors and assigns. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement. This Agreement shall be governed by and construct in accordance with the laws of the State of Florida without regard to principles of conflicts of law. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth herein. No statement or agreement, oral or written, made prior to or at the execution hereof and no prior course of dealing or practice by either party shall vary or modify the terms set forth herein without the prior consent of the other parties hereto. This Agreement may be amended only by a written document signed by the parties. Notices or other communications required to be made in connection with this Agreement shall be delivered to the parties at the address set forth below or at such other address as may be changed from time to time by giving written notice to the other parties. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement. Any facsimile signature of any part hereto or to any other agreement or document executed in connection hereof should constitute a legal, valid and binding execution by such parties.

                                    ARTICLE X
                          PIGGYBACK REGISTRATION RIGHTS

PRIME covenants and agrees that if it files with the Securities and Exchange Commission an underwritten registration statement on SEC Form S-SB1 or Form S-1 or its equivalent which includes the offer of shares owned by shareholders of PRIME, PRIME will use its best efforts to include all of the shares of PRIME common stock issued to and then held by UTEK pursuant to this Agreement. If the underwriters include any selling shareholder shares, UTEK shall be permitted to include all of its PRIME shares on a pro rata basis to the extent and upon the same terms and conditions as other PRIME shareholders are permitted to have their PRIME shares included in the proposed offering. If the underwriters do not permit for any reason the inclusion of selling shareholder shares in the offering, UTEK shares shall also not be included. It is the expressed intent of this Article that UTEK be treated exactly the same as any other seller of PRIME common stock, no better and no worse. If PRIME proposes an underwritten offering,

PRIME will give UTEK 15 days' prior written notice thereof, and UTEK shall give PRIME notice within 10 days thereafter of UTEK's desire to include in the offering. PRIME will notify the lead underwriters of UTEK's desire, and PRIME will include UTEK shares in accordance with this Article.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by a duly authorized officer this 7th day of May 2002.

PRIME Pharmaceutical Corporation Nitrone Scientific, Inc.



By:                                           By:
    ---------------------                         ------------------------
    David Solomon                                 Uwe Reischl, Ph.D., M.D.
    President                                     President

UTEK Corporation


By:
    ---------------------
    Clifford M. Gross, Ph.D.
    Chief Executive Officer


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